LEASE AGREEMENT
April 15, 2006
Page 15 of 15                                                   Exhibit 10.11

LEASE AGREEMENT

     This lease agreement is made to be effective as of April 15, 2006 (the effective date) between Randal A. Mikelson, Carrie Mikelson and Stanley Mikelson (Landlord), and IMI Global, Inc. (Tenant).

Recitals:

A. Landlord is the fee owner of certain real property located at 221 Wilcox Street, Suite "A", Castle Rock Colorado 80104 more particularly described in Exhibit A attached hereto and by reference incorporated herein, and the building and other improvements located thereon (the Property).
B. Tenant desires to lease 3,100 +/- square feet, known as "Suite" A located on the Property (the Premises). C. Landlord desires to lease the Premises to Tenant, and Tenant desires to lease the Premises from Landlord in accordance with the terms and conditions of this Lease.

     THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, Landlord and Tenant agree as follows:

     Agreements:

1 Lease of Premises. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the Premises and all easements, appurtenances and rights related thereto. Such lease is upon, and subject to, the terms, covenants and conditions set forth below and each party covenants, as a material part of the consideration for this Lease, to keep and perform their respective obligations under this Lease.

2    Lease Term.

2.1 Primary Term. This lease shall be for a term of 60 months commencing at 12:01 a.m., M.D.T., on June 1, 2006 or upon completion of the Tenant improvements (the commencement date) and ending on 11:50 p.m., M.D.T., May 31, 2011 (the Primary Term) unless sooner terminated as provided in this Lease.

2.2 Extended Term. Landlord shall and does hereby grant to Tenant the option to extend the Primary Term for an additional 60 months (the extended term) following expiration of the Primary Term. Landlord shall notify Tenant 120 days prior to the expiration of the Primary Term that Tenant shall be deemed to have exercised the extension option unless Tenant notifies Landlord within 30 days after receipt of Landlord's notice to Tenant that Tenant is not exercising the extension option. Tenant shall have no right to exercise the extension option and shall not be deemed to have exercised the extension option, if, as of the time for exercising such option, Tenant has not fully and faithfully performed all of its obligations under this Lease. During the Extended Term all terms and provisions of this Lease shall remain in full force and effect. As used in this Lease, Lease Term shall mean the Primary Term and the Extended Term.

3    Use

3.1 Tenants Business. Tenant shall use the premises solely for the purpose of conducting applicable business and shall not use or permit the Premises to be used for any other use or purpose whatsoever.

3.2 Prohibited Uses. Tenant shall not use or allow the Premises to be used: (a) in violation of any recorded covenants, conditions and restrictions affecting the Premises or any law or governmental rule or regulation, or of any certificate of occupancy issued for the Premises or the building thereon; or (b) for any improper, immoral, unlawful or reasonably objectionable purpose. Tenant shall not cause, maintain or permit any nuisance in, on or about the Premises, nor commit or suffer to be committed any waste in, on, or about the Premises. Further, it is mutually agreed that, if Tenant does not exercise its "First Right of Refusal" as described in Paragraph 10.1, this same paragraph shall be incorporated in any other lease for the Property.

3.3 Compliance With Laws and Restrictions. Tenant shall observe and comply with all requirements of any board of fire underwriters or similar body relating to the Premises and all laws, rules and regulations of all governmental agencies having jurisdiction and with all private covenants, conditions restrictions, rules and regulations applicable to Premises.

4    Rents

4.1 Monthly Payments. Tenant agrees to pay annual rent for the Premises in the following amounts:

4.1.1. $ 43,400.00 for the first year of the Primary Term which shall be paid in equal monthly installments in the amount of $3,616.67 each on the first day of the calendar month.

4.1.2. $ 44,485.00 for the 2nd year of the Primary Term; monthly installments of $3,707.08. 4.1.3. $45,597.00 for the 3rd year of the Primary Term; monthly installments of $3,799.75. 4.1.4. $46,737.00 for the 4th year of the Primary Term; monthly installments of $3,894.75. 4.1.5. $47,905.00 for the 5th year of the Primary Term; monthly installments of $3,992.08.

Monthly payments in Paragraph 4 shall hereinafter be referred to as the Monthly Rent.

4.2 Additional Rent. All amounts and charges payable by Tenant under this Lease in addition to Monthly Rent shall be considered additional rent for the purpose of this Lease, and the word rent in this Lease shall include such additional rent unless the context specifically or clearly implies that only the Monthly Rent is referenced.

5 Payments. All rent and other sums payable by Tenant to Landlord hereunder shall be paid to Landlord at the address shown below, or to such other persons and/or at such other places Landlord may hereunder designate in writing and shall be paid to Landlord without any prior demand therefore and without any deduction or offset whatever, in lawful money of the United States of America.

6        Taxes and Assessments

6.1      Rent Taxes - Not Applicable in the State of Colorado

6.2 Tenant's Personal Property Taxes. Tenant shall also pay before delinquent all personal property taxes and assessments levied or assessed by any governmental authority against any personal property owned by Tenant and located on the Premises.

6.3 Real Property Taxes and Assessments. Tenant shall be responsible for the payment of its proportionate share of all real property taxes and assessments levied or assessed against the Property.

7 Utilities and Services. Tenant shall pay for all utilities and services furnished to or used by Tenant at the Premises, including, without limitation, gas, electricity, water, sewer, telephone service. Landlord shall make available the equipment necessary to provide the services. Landlord shall have no liability or obligation with respect to the furnishing of any utilities or other services on the Premises. No interruption or discontinuance of any such utilities or other services shall release or relieve Tenant of any agreements, liabilities or obligations under this Lease unless such interruptions are caused by the equipment or any malfunctions thereof.

8 Conditions of Premises. Tenant is leasing the Premises "AS IS" and "WHERE IS" with any and all damage, faults and defects, subject to Landlord's maintenance obligations under Paragraph 10 below. "AS IS" and "WHERE IS" is upon the completion of the agreed upon Tenant Improvements to the Premises.

9 Alterations. Tenant shall not make any alterations, additions or improvements to the Premises without Landlord's consent which may be given or withheld in Landlord's sole and absolute judgment and discretion.

10   Maintenance, Repair, and Common Area Maintenance Charges.

10.1 Tenant shall, at its sole cost and expense, maintain the interior of the Premises, including janitorial service. Landlord shall maintain and repair the exterior and structural elements of the building in which the Premises are located, including the roof, plumbing, electrical equipment, and the HVAC units. Landlord shall maintain parking area and exterior walkways.

10.2 Tenant shall, as additional rent, pay its proportionate share of the expenses for the Premises. The expenses are defined as Real Estate Taxes, Hazard/Casualty Insurance, Water, Janitorial for restrooms and other common areas, Sewer and Trash charges, service for Electricity, Gas, and landscaping and snow removal. The proportionate share for the Tenant is 62% of the total amount. The estimated expenses are equal to $5.50 per square foot per year or $17,050. Tenant shall pay, as additional rent, in equal monthly installments the amount of $1,420.83 on the first day of the calendar month. This monthly component covering such expenses shall be reconciled with the actual amount of expenses on an annual basis. Landlord shall provide a detailed summary of the annual expenses. Any credit due the Tenant shall be applied to future rents. Any amounts due Landlord shall be paid in lump sum upon receipt of invoice from Landlord. Landlord shall be obligated to protest the real estate taxes if, in any one year period, the real estate taxes increase by 15% or more.

10.3 Special Amendments.

10.3.1 Landlord grants Tenant a "First Right of Refusal" to expand their offices into an area now occupied by the "Three Links Toy Store". Said First Right of Refusal must be exercised not later than 30-days after notice of availability. The terms of the lease shall be the same terms, conditions and rental rates as this lease.

10.3.2 Landlord grants Tenant the right to install signage on the Premises. Said signage shall be subject to the Town of Castle Rock's requirements.

10.3.3 In addition to the Tenant Improvements as described in Paragraph 8 herein, Landlord agrees to replace the exterior Fascia of the Premises within 6 months of the effective date of this Lease.

11 Liens. Tenant shall not permit any mechanic's, material men's or other liens to be filed against all or any part of the Premises or the Property, nor against Tenant's leasehold interest in the Premises, by reason of or in connection with any repairs, alterations, improvements or other work contracted for or undertaken by Tenant or any other act or omission of Tenant or Tenant's agents, employees, contractors, licensees or invitees.

12   Indemnification.

12.1 Tenant's Indemnification of Landlord. Tenant shall be liable for, and shall indemnify, defend and hold harmless Landlord from and against, any and all claims, damages, judgments, suits, causes of action, losses, liabilities and expenses, including attorneys' fees and court costs (collectively, Indemnified Claims), arising or resulting from: (a) any act or omission of Tenant or any of Tenant's agents, employees, contractors or guests on or about the Premises (collectively, Tenant Parties); or (b) the use of the Premises and conduct of Tenant's business on the Premises or any other activity, work or thing done, permitted or suffered by Tenant or any Tenant Parties, on or about the Premises. In case any action or proceeding is brought against Landlord by reason of any such Indemnified Claims, Tenant, upon notice from Landlord, shall defend the same at Tenant's expense by counsel approved in writing by Landlord, which approval shall not be unreasonably withheld.

12.2 Landlord's Indemnification of Tenant. Landlord shall be liable for, and shall indemnify, defend and hold harmless Tenant from and against, any and all claims, damages, judgments, suits, causes of action, losses, liabilities and expenses, including attorneys' fees and court costs (collectively, Indemnified Claims), arising or resulting from any act or omission of Landlord or any of Landlord's agents, employees or contractors on or about the Premises or the Property (collectively, Landlord Parties). In case any action or proceeding is brought against Tenant by reason of any such Indemnified Claims, Landlord, upon notice from Tenant, shall defend the same at Landlord's expense by counsel approved in writing by Tenant, which approval shall not be unreasonably withheld.

12.3 Survival: No Release of Insurers. Tenant's and Landlord's indemnification obligations under Paragraphs 12.1 and 12.2 above shall survive the expiration or earlier termination of this lease and are not intended to and shall not relieve any insurance carrier of its obligations under policies required to be carried by Landlord or Tenant, respectively, pursuant to the provisions of the Lease.

13   Tenant's Insurance

13.1 Types of Insurance. During the Lease Term, Tenant shall obtain and keep in full force and effect, the following insurance:

13.1.1 Commercial general renter's liability insurance coverage, including personal injury, bodily injury (including wrongful death), broad form property damage, operations hazard, owner's protective coverage, contractual liability (including Tenant's indemnification obligations under this Lease, including Section 12 above), products and completed operations liability, and owned/non-owned auto liability, with initial limits as follows: general aggregate shall not be less than $1,000,000, and per occurrence shall be not less than $1,000,000, with a deductible not to exceed $2,500; and

13.1.2 Worker's compensation insurance in such amounts as are required by law.

13.2 Requirements. Each policy required to be obtained by Tenant hereunder shall: (a) be issued by insurers authorized to do business in the State of Colorado approved by Landlord, which approval shall not be unreasonably withheld; (b) name Landlord as an additional insured there under; and (c) contain an undertaking by the insurer to notify Landlord in writing not less than 20 day prior to any material change, reduction in coverage, cancellation or other termination thereof. On the Commencement Date and upon request from Landlord from time to time during the Lease Term, Tenant shall provide Landlord with evidence that such insurance is in effect.


14. Landlord's Insurance and Liability. Landlord shall obtain and keep in force during the Lease Term, hazard and casualty insurance covering the Property (but such coverage shall not include any property owned by Tenant) at not less than the full replacement cost thereof. On the Commencement Date and upon request from time to time during the Lease Term, Landlord shall provide Tenant with evidence that such insurance is in effect. Liability Insurance Limits shall be in amounts equal to $1,000,000 for each occurrence and $2,000,000 in the aggregate.

15. Damage or Destruction. If 25% or more of the Premises are damaged by fire or other casualty, Landlord or Tenant may terminate this Lease or reach a mutually acceptable agreement regarding the restoration of the Premises. If less than 25% of the Premises are damaged by fire or other casualty, Landlord shall cause the Premises to be restored to the extent insurance proceeds are available for such restoration except that if such damage or destruction occurs during the last year of the Lease and the damage or destruction is material either party may terminate this Lease. During any restoration or repair, the Monthly Rent shall be abated only to the extent of the portion of the Premises that is unusable as a result of such damage or destruction.

16.  Eminent Domain.

16.1 Substantial Taking. In case the whole of the Premises, or such part thereof as shall prevent the operation of Tenant's business on the Premises, shall be taken for any public or quasi-public purpose by any lawful power or authority by exercise of the right of appropriation, condemnation or eminent domain or sold to prevent or in lieu of such taking, either party shall have the right to terminate this Lease effective as of the date possession is required to be surrendered to said authority.

16.2 Partial Taking Abatement of Rent. In the event of a taking of a portion of the Premises that does not prevent the operation of Tenant's business on the Premises, neither party shall have the right to terminate this Lease, and Tenant shall thereafter proceed to make a functional unit of the remaining portion of the Premises (and Landlord shall make available such portion of the proceeds received by Landlord from the condemning authority as is attributable to the taking of any portion of the Building), and Monthly Rent shall be abated with respect to the part of the Premises that Tenant shall be so deprived on account of such taking.

16.3 Condemnation Award. In connection with any taking of the Premises or any portion thereof, Landlord shall be entitled to receive the entire amount of any award that may be made or given in such taking or condemnation or any payment make in lieu or anticipation of any such taking or condemnation. Tenant shall be entitled to recover from the condemning authority (but not from Landlord) any compensation as may be separately awarded or recoverable by Tenant for Tenant's relocation expenses and for any loss of goodwill.

17   Tenant's Default and Landlord's Remedies.

17.1 Tenant's Default. The occurrence of anyone or more of the following events shall constitute a default under this Lease by Tenant:

17.1.1 The failure by Tenant to make any payment of Monthly Rent or any other payment required o be made by Tenant hereunder, with 30 business days of the date due;

17.1.2 The failure by Tenant to observe or perform any of Tenant's obligations under this Lease (other than those described in Paragraph 17.1.1 above), where such failure shall continue for a period of 30 days after written notice there of from Landlord to Tenant; provided, however, that, if the nature of Tenant's default is such that more than 30 days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant shall commence such cure within such 30 day period and thereafter diligently prosecute such cure to completion; and

17.1.3 (i) the making by Tenant of any general assignment for the benefit of creditors; (ii) the filing by or against Tenant of a petition to have Tenant adjudged a bankrupt or a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against the Tenant, the same is dismissed within 60 days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, if possession is not restored to Tenant within 90 days; or (iv) the attachment, execution or other judicial seizure of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease if such seizure is not discharged within 90 days.

17.2 Landlord's Remedies: Termination. In the event of any such default by Tenant, Landlord shall have the immediate right to terminate this Lease and all rights of Tenant hereunder. In the event that Landlord shall elect to so terminate this Lease, then Landlord shall have the right to recover from
     Tenant:

17.2.1 The worth at the time of award of any unpaid rent which had been earned at the time of such termination; plus

17.2.2 The worth at the time of the award of the amount by which the unpaid Monthly Rent that would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

17.2.3 The worth at the time of award of the amount by which the unpaid Monthly Rent for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; plus

17.2.4 Any other amount necessary to compensate Landlord for all the detriment approximately caused by Tenant's failure to perform its obligations under this Lease or which, in the ordinary course of things, would be likely to result there from.

17.2.5 As used in Paragraphs 17.2.1 and 17.2.2 above, the worth at the time of award is computed by allowing interest at the Default Rate as defined in Paragraph 20.2 below. As used in Paragraph 17.2.3 above, the worth at the time of award is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1.0%).

17.3 Landlord's remedies Re-Entry Rights. In the event of any such default by Tenant, Landlord shall also have the right, with or without terminating this Lease, by legal proceeding, to re-enter the Premises and remove all persons from the Premises and take possession of all property located thereon. No re-entry or taking possession of the Premises by Landlord pursuant to this Paragraph 17.3 and no acceptance of surrender of the Premises or other action on Landlord's part, shall be construed as an election to terminate this Lease unless written notice of such intention be given to Tenant or unless the termination thereof be decreed by a court of competent jurisdiction.

17.4 Landlord's Remedies: Continuation of Lease. In the event of any such default by Tenant, Landlord shall have the right to continue this Lease in full force and effect, whether or not Tenant shall have abandoned the Premises. In the event Landlord elects to continue this Lease in full force and effect pursuant to this Paragraph 17.4, then Landlord shall be entitled to enforce all of its rights and remedies under this Lease, including the right to recover Monthly Rent as it becomes due. Landlord's election not to terminate this Lease pursuant to this Paragraph 17.4 or pursuant to any other provision of this Lease, at law or in equity, shall not preclude Landlord from subsequently electing to terminate this Lease or pursuing any of its other remedies. Landlord shall have the right to relet the Premises or any portion thereof for such term or terms (which may extend beyond the Lease Term) and at such rental and on such other terms and conditions as Landlord, in its sole discretion, may deem advisable. Landlord shall also have the right to make such alterations and repairs to the Premises as Landlord may deem advisable, in its sole discretion. Upon such reletting, the rents received by Landlord shall be applied first to the payment of any costs and expenses of such reletting, including, without limitation, the cost of brokerage fees and commissions, and of such alterations and repairs; second, to the payment of any amounts other than Monthly Rent due from Tenant under this Lease; third, to the payment of Monthly Rent due and unpaid under this Lease; and the residue, if any, shall be held by Landlord and applied to payment of future rent and other amounts as the same become due and payable hereunder. If the rents received from such reletting during any month are less than that to be paid during the month by Tenant hereunder, Tenant shall immediately pay any such deficiency to Landlord. Such deficiency shall be calculated and paid monthly.

17.5 Rights and Remedies Cumulative. All rights, options and remedies of Landlord contained in this Paragraph 17 and elsewhere in this Lease shall be construed and held to be cumulative, and no one of them shall be exclusive of the other. Landlord shall have the right to pursue anyone or all of such remedies or any other remedy or relief that may be provided by law or in equity, whither or not stated in this Lease. Nothing in this Paragraph 17 shall be deemed to limit or otherwise affect Tenant's indemnification of Landlord pursuant to any provision of this Lease.

18 Landlord's Default. Landlord shall not be in default in the performance of any obligation required to be performed by Landlord under this Lease unless Landlord has failed to perform such obligation within 30 days after the receipt of written notice from Tenant specifying in detail Landlord's failure to perform; provided however, that if the nature of Landlord's obligation is such that more than 30 days are required for its performance, then Landlord shall not be deemed in default it commences such performance within such 30 day period and thereafter diligently pursues the same to completion. Notwithstanding the foregoing sentence, Landlord shall use its best efforts to commence to perform its obligations under this Lease within 24 hours of receipt of such written notice from Tenant. Upon any such uncured default by Landlord, Tenant may exercise any of its rights provided in law or at equity; provided, however, Tenant's rights and remedies hereunder shall be limited to the extent Tenant has expressly waived in this Lease any of such rights or remedies.

19   Estoppel Certificate and Subordination.

19.1 Estoppel Certificate. Within 10 days following Landlord's written request, Tenant shall execute and deliver to Landlord an estoppel certificate certifying: (a) the Commencement Date of this Lease; (b) that this Lease is unmodified and in full force and effect (or, if modified, that this Lease is in full force and effect as modified, and stating the date and nature of such modifications); (c) the date to which the rent and other sums payable under this Lease have been paid; (d) that there are not, to the best of Tenant's knowledge, any defaults under this Lease by either Landlord or Tenant, except as specified in such certificate; and (e) such other matters as are reasonably requested by Landlord. Any such estoppel certificate delivered pursuant to this paragraph may be relied upon by any mortgagee, deed of trust beneficiary, purchaser or prospective purchaser of the premises or the Property, as well as their assignees.

19.2 Subordination of Tenant's Interest. Without the necessity of any additional document being executed by Tenant for the purpose of effecting a subordination, and at the election of Landlord or any mortgagee of a mortgage or a beneficiary of a deed of trust now or hereafter encumbering all or any portion of the Premises, this Lease shall by subject and subordinate at all times to the lien of such mortgages and deeds of trust (as well as to any advances made there under and to all renewals, replacements, modifications and extensions thereof). As a condition precedent to the effectiveness of any such subordination of this Lease to the lien of any future mortgages or deeds of trust, Landlord shall provide to Tenant a commercially reasonable subordination, non-disturbance and attornment agreement in favor of Tenant executed by such future mortgagee or deed of trust beneficiary, as the case may be, which shall provide that Tenant's quiet possession of the Premises shall not be disturbed on account of such subordination so long as Tenant is not in default under any provisions of this Lease and agrees pursuant to the terms thereof to attorn to such mortgagee or beneficiary and any future owner of the Premises. Notwithstanding the foregoing, Landlord shall have the right to subordinate or cause to be subordinated the lien of any or all mortgages or deeds of trust to this Lease. In the event that any mortgage or deed of trust is foreclosed or a conveyance in lieu of foreclosure is made for any reason, at the election of Landlord's successor in interest, Tenant shall attorn to and become the tenant of such successor. Tenant herby waives its rights under any current or future law that gives or purports to give Tenant any right to terminate or otherwise adversely affect this Lease and the obligations of Tenant hereunder in the event of any such foreclosure proceeding or sale. Tenant covenants and agrees to execute and deliver to Landlord within 10 days after receipt of written demand by Landlord and in the form reasonably required by Landlord, any additional documents evidencing the priority or subordination of this Lease with respect to the lien of any such mortgage or deed of trust. Should Tenant fail to sign and return any such documents within such 10 day period, Tenant shall be in default hereunder without the benefit of any additional notice or cure periods specified in Paragraph 17.1.

20   Performance by Tenant: Interest and Late Charges.

20.1 Landlord's Right to Perform. Except as specifically provided otherwise in this Lease, all covenants and agreements by Tenant under this Lease shall be performed by Tenant at Tenant's sole cost and expense without any abatement or offset of rent. If Tenant shall fail to pay any sum of money (other than Monthly Rent) or perform any other act on its part to be paid or performed hereunder and such failure shall continue for 10 business day with respect to monetary obligations (or 15 days with respect to non-monetary obligations) after Tenant's receipt of written notice thereof from Landlord, Landlord may, without waiving or releasing Tenant from an of Tenant's obligation, make such payment or perform such other act on behalf of Tenant. All sums so paid by Landlord and all necessary incidental costs incurred by Landlord in performing such other acts shall be payable by Tenant to Landlord within 15 days after demand therefore as additional rent and, if not paid within such 15 day period, shall bear interest at the Default Rate (as defined below) from the date Landlord makes such payment or incurs such costs until paid. The foregoing rights are in addition to any and all remedies available to Landlord upon Tenant's default as described in Paragraph 17.1.

20.2 Late Charge and Default Interest. If any installment of Monthly Rent or any additional rent or other amount payable by Tenant hereunder is not received by Landlord within 10 business days of the date due, it shall be subject to a late charge of 5% of the amount delinquent and shall bear interest at 12% (the "Default Rate") from the date due until paid. All interest, and any late charges imposed pursuant to this Paragraph 20.2 shall be considered additional rent due from Tenant to Landlord under the terms of this Lease.

21 Assignment and Subletting. In the event Landlord is unable to accommodate Tenant's need for additional space, it is mutually agreed that Tenant can vacate the Premises and sublet to another user. Tenant shall provide prior written notice to Landlord of subletting the Premises. Any subletting Tenant shall be limited to Paragraph 3.2 of this Lease.

22 Entry by Landlord. Landlord and its employees and agents shall at all times have the right to enter the Premises to inspect the same, to exhibit the Premises to prospective lender or purchaser (or during the last year of the Lease Term, to prospective tenants), to post notices of non-responsibility, and/or to alter, improve or repair the Premises if required to comply with any law, ordinance or regulation applicable to the Premises or if required or allowed under any provision of this Lease, all without being deemed guilty of or liable for any breach of Landlord's covenant of quiet enjoyment or any eviction of Tenant, and without abatement of rent. In exercising such entry rights, Landlord shall endeavor to minimize, as reasonably practicable, the interference with Tenant's business; and shall provide Tenant with reasonable advance written notice of such entry (except in emergency situations). Nothing in this Paragraph 22 shall be construed as obligating Landlord to perform any repairs, alterations or improvements other than those specifically provided for elsewhere in this Lease.

23 Transfer of Owner's Interest. The term Landlord as used in this Lease, so far as covenants or obligations on the part of the Landlord are concerned, shall be limited to mean and include only the owner or owners, at the time in question, of the fee title to the Premises and the Property. In the event of any transfer or conveyance of any such title (other than a transfer for security purposes only), the transferor shall be automatically relieved of all covenants and obligations on the part of Landlord contained in this Lease accruing after the date of such transfer or conveyance. Landlord and Landlord's transferees and assignees shall have the absolute right to transfer all or any portion of their respective title and interest in the Premises and the Property and/or this Lease without the consent of Tenant, and such transfer or subsequent transfer shall not be deemed a violation on Landlord's part of any of the terms and conditions of this Lease.

24 Quiet Enjoyment. Landlord covenants and agrees with Tenant that, upon Tenant performing all of the covenants and provisions on Tenant's part to be observed and performed under this Lease (including, without limitation, payment of rent hereunder); Tenant shall and may peaceably and quietly have, hold and enjoy the Premises in accordance with and subject to the terms and conditions of this Lease.

25   Environmental Matters.

25.1 Tenant's Covenants. In addition to its other obligations under this Lease, Tenant covenants to comply with all Environmental Laws with respect to the Premises and the Property and Tenant's operations on the Premises. Except for cleaning and office supplies typically used in a general office setting, neither Tenant nor any Tenant Parties shall use, handle, store or dispose of any Regulated Substances in, on, under, at or about the Premises or the Property. Tenant shall promptly take all actions, at its sole cost and expense, as are necessary to return the Premises or the Property to the condition existing prior to the introduction of any such Regulated Substances by Tenant or any Tenant Parties, provided Landlord's approval of such actions shall first be obtained. Furthermore, Tenant shall immediately notify Landlord of any inquiry, test, investigation or enforcement proceeding by or against Tenant or the Premises concerning any Environmental Law.

25.2 Tenant's Indemnity. Tenant shall be solely responsible for and shall indemnify, defend (with counsel reasonably approved by Landlord) and hold Landlord harmless from and against any and all claims, judgments, suits, causes of action, damages, penalties, fines, liabilities, losses and expenses (including without limitation, investigation and clean-up costs, attorneys' fees, consultant fees and court costs) that arise during or after the Lease Term as a result of the breach of any of the obligations and covenants set forth in Paragraph 25.1 above, and/or any presence, spill, discharge, release, threatened release, cleanup or contamination of or by any Regulated Substance in, on, at, under, about or from the Premises or the Property directly arising from the activities of Tenant or any Tenant Parties.

25.3 Definitions. For the purposes of this Lease: (a) Environmental Law shall mean any federal, state or local environmental or health or safety law, regulation or rule, including, without limitation, any judicial or administrative statement of general or specific applicability; and (b) Regulated Substance shall mean any substance, material or waste regulated by any Environmental Law.

25.4 Survival. The foregoing covenants and indemnities of Tenant shall survive the expiration or earlier termination of this Lease.

26   Surrender of Premises: Holding Over.

26.1 Surrender of Premises. On expiration or termination of the Lease Term, Tenant shall surrender to Landlord the Premises, all of Tenant's improvements and alterations in good condition and repair (except for ordinary wear).

26.2 Holding Over. If Tenant remains in possession of the Premises after expiration or termination of the Lease Term, such possession by Tenant shall be deemed to be a month-to-month tenancy terminable on 30 days' notice given at any time by either party. During any such month-to-month tenancy, Tenant shall pay Monthly Rent in an amount equal to the Monthly rent in effect as of the termination or expiration. All provisions of this Lease, except those pertaining to term and options to extend shall apply to the month-to-month tenancy. A tenancy from year-to-year will not be created by implication of law.

27       Miscellaneous.

27.1 Governing Law. This Lease shall be governed by, and construed pursuant to, the laws of the State of Colorado.

27.2 Successors and Assigns. Subject to the provisions of Paragraph 21 above, and except as otherwise provided in this Lease, all of the covenants, conditions and provisions of this Lease shall be finding upon, and shall inure to the benefit of, the parties hereto and their respective heirs, personal representatives and permitted successors and assigns; provided, however, no rights shall inure to the benefit of any transferee of Tenant unless the Transfer to such transferee is made with pursuant to Paragraph 21 above.

27.3 No Merger. The voluntary or other surrender of this Lease by Tenant or a mutual termination thereof shall not work as a merger and shall, at the option of Landlord, either; (a) terminate all or any existing subleases; or
     (b) operate as an assignment to Landlord of Tenant's interest under any or all such subleases.

27.4 Professional Fees. If either Landlord or Tenant should bring suit against the other with respect to this Lease, including for unlawful detainer or any other relief against the other hereunder, then all costs and expenses (including, without limitation, actual appraisers', accountants', attorneys' and other professional fees and court costs) incurred by the prevailing party therein, as determined by the judge of the court and not by the jury, shall be paid by the other party.

27.5 Waiver. The waiver by either party of any breach by the other party of any term, covenant or condition herein contained shall not be deemed to be a waiver of any subsequent breach of the same or any other term covenant and condition herein contained, nor shall any custom or practice which may become established between the parties in the administration of the terms hereof be deemed a waiver of, or in ay way affect, the right of any party to insist upon the performance by thither in strict accordance with said terms. No waiver of any default of either party hereunder shall be implied from any acceptance by Landlord or delivery by Tenant (as the case may be) of any rent or other payments due hereunder or any omission by the non-defaulting party to take any action on account of such default if such default persists or is repeated, and no express waiver shall affect defaults other than as specified in said waiver. The subsequent acceptance of rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease other than the failure of Tenant to pay the particular rent so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such rent.

27.6 Terms, Headings and References. The words Landlord and Tenant as used herein shall include the plural as well as the singular. Words used in any gender include other genders. The paragraph headings of this Lease are not a part of this Lease and shall have no effect upon construction or interpretation of any part hereof. All references to "Sections" and "Paragraphs" in this Lease shall refer to the numbered sections and paragraphs of this Lease unless specifically state otherwise.

27.7 Time. Time is of the essence with respect to performance of every provision of this Lease in which time or performance is a factor. All references in this Lease to "days" shall mean calendar days unless specifically modified herein to be "business" days.

27.8 Prior Agreements: Amendments. This Lease (and the Exhibits attached hereto) contain all of the covenants, provisions, agreements, conditions and understandings between Landlord and Tenant concerning the Premises and any other matter covered or mentioned in this Lease, and no prior agreement or understanding, oral or written, express or implied, pertaining to the Premises or any such other matter shall be effective for any purpose. No provision of this Lease may be amended or added to except by an agreement in writing signed by the parties hereto or their respective successors in interest. The parties acknowledge that all prior agreements, representations and negotiations are deemed superseded by the execution of this Lease to the extent they are not expressly incorporated herein.

27.9 Severability. If any term or provision of this Lease shall to any extent be determined by a court of competent jurisdiction to be invalid or unenforceable (except for Tenant's obligation to pay rent), the remainder of this Lease shall not be affected thereby, but such term or provision shall be reduced or otherwise modified by such court or authority only to the minimum extent necessary to make it valid and enforceable, and each term and provision of this Lease shall be valid and enforceable to the fullest extent permitted by law. If any term or provision cannot be reduced or modified to make it reasonable and permit its enforcement, it shall be severed from this Lease and the remaining terms shall be interpreted in such a way as to give maximum validity and enforceability to this Lease. It is the intention of the parties hereto that if any provision of this Lease capable of two constructions, on which would render the provision void and the other of which would render the provision valid, then the provision shall have the meaning which renders it valid.

27.10 Recording. Tenant may record at Tenant's expense the Memorandum of Lease attached hereto and by this reference incorporated herein as Exhibit B.

27.11 Accord and Satisfaction. No payment by Tenant or receipt by Landlord of a lesser amount than the rent payment herein stipulated shall be deemed to be other than on account of the rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy provided in this Lease. Tenant agrees that each of the foregoing covenants and agreements shall be applicable to any covenant or agreement either expressly contained in this Lease or imposed by any statute or at common law.

27.12 Tenant's Authority. If Tenant executes this Lease as a partnership or corporation, then Tenant and the persons and/or entities executing this Lease on behalf of Tenant represent and warrant that: (a) Tenant is a duly authorized and existing corporation, and is qualified to do business in the State of Colorado; (b) such persons and/or entities executing this Lease are duly authorized to execute and deliver this Lease on Tenant's behalf in accordance with the Tenant's by-laws; and (c) this Lease is binding upon Tenant in accordance with its terms.

27.13 Notice. Any notice, demand, request, consent, approval or communication (collectively Notice) that either party desires or is required to give the other party or any other person in connection herewith shall be in writing and either served personally or sent by certified mail. Any notice shall be addressed to the other party at the address set forth below. Either party may change its address by notifying the other party of the change of address. Notice shall be deemed communicated upon the first to occur of:
     (a) actual receipt of the notice; or (b) 48 hours after the time of mailing, if mailed as provided in this Paragraph 27.13.

                           Landlord:



                           Tenant:

                                    IMIGlobal, Inc.
                                    c/o John Saunders or Mark McGregor
                                    221 Wilcox Street, Suite "A",
                                    Castle Rock Colorado 80104

27.14 Negation of Partnership. Nothing in this Lease shall be construed to render the Landlord in any way or for any purpose, a partner, joint venture or associate with Tenant, nor shall this Lease be construed to authorize either Landlord or Tenant to act for the other, except as expressly stated herein. The only relationship between the parties hereto is that of Landlord and Tenant.

27.15 Brokerage. Neither Landlord nor Tenant has employed a finder or broker in connection with this Lease and each party agrees to indemnify and hold the other party harmless from any brokerage commission or finder's fee arising as a result of the employment of any finder or broker by such party.

Landlord and Tenant have executed this Lease to be effective as of the Effective Date.


LANDLORD:




TENANT: